Exhibit 10.57

September 8, 2003

Seligman Communications and Information Fund, Inc.

Seligman New Technologies Fund, Inc.

Seligman New Technologies Fund II, Inc. (collectively, the “Buyers”)

c/o J. & W. Seligman & Co. Incorporated

100 Park Avenue

New York, NY 10017

Attn. Jim Curtis

Lau Technologies

30 Porter Road

Littleton, MA 01460

Odeon Venture Capital AG

Prof. Christoph v.d. Malsburg

Prof. Dr. Thomas Martinetz

Prof. Dr. Stefan Gehlen (collectively, the “ZN Holders”)

c/o ZN Vision Technologies AG

Universitaetsstrasse 160

44801 Bochum

GERMANY

Ladies and Gentlemen:

It is anticipated that Viisage Technology, Inc. (the “Company”) will issue shares (the “ZN Holder Shares”) of its common stock (the “Common Stock”) to each of the ZN Holders in connection with the purchase by the Company of the outstanding share capital of ZN Vision Technologies AG (“ZN”) pursuant to that certain Securities Purchase Agreement dated March 28, 2003 by and among the Company, ZN, the ZN Holders and certain other parties (the “ZN Purchase Agreement”). In connection with the sale of shares (the “Buyer Shares”) of Common Stock to the Buyers pursuant to that certain Securities Purchase Agreement dated as of the date hereof by and between the Company and the Buyers (the “Buyer Purchase Agreement”), each of the ZN Holders have delivered lock-up agreements (the “Lock-Up Agreements”) to the Buyers pursuant to which the ZN Holders have agreed, subject to this letter agreement, on certain restrictions on the sale or transfer of the ZN Holder Shares for the duration of the Lock-Up Period (as defined in the Lock-Up Agreements).

The Buyers and the Company acknowledge that the ZN Holders intend to sell certain of the ZN Holder Shares in one or more private placements in order to obtain funds for payment of their tax liabilities from the sale of their shares of ZN to the Company; provided, however, nothing herein shall require any ZN Holder to use the proceeds from any such private placement in any manner.

30 Porter Road, Littleton, Massachusetts 01460 Tel: 978.952.2200 Fax: 978.952.2225

The Buyers and the Company further acknowledge that with respect to any such private placements which will yield aggregate gross proceeds to the ZN Holders (as a group) of between $1,000,000 and $3,000,000 (the “Maximum Proceeds”), the ZN Holders may request one or more waivers of (1) the provision in the Lock-Up Agreements which requires that any purchaser of the ZN Holder Shares in a private placement agree to be bound by the terms of the Lock-Up Agreements (or by the terms of a similar lock-up agreement not less restrictive) and (2) Section 7.7(f) of the ZN Purchase Agreement. The Buyers and the Company agree that from and after the date on which the Registration Statement (as defined in the Buyer Purchase Agreement) is declared effective, neither the Buyers nor the Company will unreasonably withhold their consent to the waiver of such provision. The decision to enter into any private placement transaction shall be at the sole discretion of the ZN Holders.

The Company will provide written notice to the ZN Holders of the date on which the Lock-Up Period will end as promptly as practicable after such date has been determined. If, during the Lock-Up Period, the ZN Holders do not sell ZN Holder Shares in one or more private placements yielding aggregate gross proceeds to the ZN Holders (as a group) of at least $1,000,000, the ZN Holders will have the right to sell, and the Company will have the obligation to repurchase from the ZN Holders the number of ZN Holder Shares which will yield gross proceeds to the ZN Holders (as a group) equal to the difference between (a) $1,000,000 and (b) the aggregate gross proceeds to the ZN Holders (as a group) from any such private placements. Each ZN Holder may waive its right to sell ZN Holder Shares to the Company hereunder, as to himself or itself only, at any time in whole or in part. If any ZN Holders exercise the right of repurchase provided hereunder, the price per ZN Holder Share to be repurchased by the Company shall be the lower of (i) the 30-day average closing price of a share of Common Stock on the Nasdaq National Market on the last day of the Lock-Up Period and (ii) $3.40. Any such repurchase shall be pro rata based on the number of ZN Holder Shares held by each participating ZN Holder at the commencement of the Lock-Up Period unless otherwise agreed by the Company and such participating ZN Holders. Each ZN Holder desiring to exercise the foregoing repurchase right shall notify the Company in writing no later than five (5) business days after the expiration of the Lock-Up Period (or five (5) business days after the ZN Holders’ receipt of the Company’s notice of the expiration of the Lock-Up Period if the Company has not provided such notice to the ZN Holders prior to the expiration of the Lock-Up Period), and the Company shall complete any such repurchase within five (5) business days after receipt of such notice. A ZN Holder’s repurchase right, and the Company’s obligation to repurchase any of such ZN Holder’s ZN Holder Shares, shall expire if such ZN Holder has not provided such notice within the foregoing 5-business day period. The Company will bear any costs in connection with such repurchase (other than tax obligations of the ZN Holders) and shall ensure that the Company’s repurchase of such shares is in compliance with applicable securities laws and regulations.

Notwithstanding the restrictions set forth in the Lock-Up Agreements, in the event that during the Lock-Up Period (1) the Buyers (as a group) sell, in the aggregate, more than 15% of the Buyer Shares and/or (2) Lau Technologies sells, in the aggregate, more than 15% of the shares of Common Stock that it owns at the commencement of the Lock-Up Period (the “Lau Shares”), the ZN Holders (as a group) shall be permitted to sell one ZN Holder Share for each Buyer Share sold by the Buyers and shall be permitted to sell one ZN Holder Share for each Lau Share sold by Lau Technologies in excess of the foregoing 15% thresholds. Any such sales shall be pro rata based on the number of ZN Holder Shares held by each ZN Holder at the commencement of the Lock-Up Period unless otherwise agreed by the ZN Holders and the Buyers.

Each of the Buyers and Lau Technologies hereby agrees to provide written notice to the Company immediately (but in no event more than one business day) after any sale of shares in excess of the 15% thresholds set forth in the preceding paragraph. The Company agrees to provide written notice to Odeon Venture Capital AG (acting on behalf of all of the ZN Holders) immediately (but in no event more than one business day) after any receipt of the foregoing notification by the Buyers or Lau Technologies, and further agrees to provide written notice to the Buyers immediately (but in no event more than one business day) after any receipt of the foregoing notification by Lau Technologies. Each of the ZN Holders hereby agrees to provide written notice to the Company immediately (but in no event more than one business day) after any sale of shares permitted by this paragraph. The Company agrees to provide written notice to the Buyers and Lau Technologies immediately (but in no event more than one business day) after any sale of shares by the ZN Holders pursuant to this paragraph. Notice by the Buyers to the Company shall be delivered as set forth in the Buyer Purchase Agreement. Notice by Lau Technologies to the Company shall be by hand delivery, facsimile transmission to (978) 952-2218 or electronic mail to the Company’s Chief Financial Officer (baulet@viisage.com) and the Company’s General Counsel (emark@viisage.com). Notice by the ZN Holders to the Company shall be delivered as set forth in the ZN Purchase Agreement. Notice by the Company to the Buyers shall be delivered as set forth in the Buyer Purchase Agreement. Notice by the Company to Lau Technologies shall be by hand delivery, facsimile transmission to (978) 952-2290 or electronic mail to Lau Technologies’ Executive Vice President and Chief Operating Officer (dkb@lautechnologies.com). Notice by the Company to Odeon Venture Capital AG (acting on behalf of all of the ZN Holders) shall be delivered as set forth in the ZN Purchase Agreement.

Prior to the closing of the transactions contemplated by the ZN Purchase Agreement (the “ZN Closing”), the Company shall present to its Board of Directors, and shall use its reasonable best efforts to cause its Board of Directors to adopt and approve, resolutions or consents as may be necessary to exempt the acquisition by any ZN Holder who will be an officer or director of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of shares of Common Stock and options to acquire shares of Common Stock pursuant to the ZN Purchase Agreement from Section 16(b) of the Exchange Act pursuant to Rule 16b-3(d) promulgated thereunder.

The Company acknowledges that this agreement does not have any effect on any of the Company’s obligations under the ZN Purchase Agreement with respect to registration of shares to be issued to the ZN Holders; provided, however, the Company hereby agrees to cause the Registration Statement (as defined in the ZN Purchase Agreement) to remain effective until the date which is one year after the expiration of the Lock-Up Period.

This agreement and the Lock-Up Agreements are subject to (i) the Buyers purchasing Common Stock at the First Closing (as defined in the Buyer Purchase Agreement) pursuant to the terms of the Buyer Purchase Agreement in the form attached hereto as Exhibit A and (ii) the consummation of the transactions contemplated by the ZN Purchase Agreement.

In the event that this letter agreement is found invalid and unenforceable with respect to any ZN Holder by a United States court of competent jurisdiction, the Lock-Up Period in the Lock-Up Agreement to which such ZN Holder is a party automatically shall be reduced to the later of (i) ninety (90) days after the ZN Closing and (ii) the earlier of the date on which the Registration Statement (as defined in the Buyer Purchase Agreement) is declared effective by the Securities and Exchange Commission or until the Company’s obligations to cause the Registration Statement to become effective have been waived in writing by the Buyers or otherwise are of no further force or effect. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws.

[signature page follows]

Please sign below to indicate your agreement with the foregoing.

VIISAGE TECHNOLOGY, INC.

By:	/s/ William K. Aulet
Name:	William K. Aulet
Title:	Senior Vice President and CFO

Accepted and Agreed:

ODEON VENTURE CAPITAL AG

By:	/s/ Marcel Yon
Name:	Marcel Yon
Title:	Managing Director

/s/ Christoph v.d. Malsburg
Prof. Dr. Christoph v.d. Malsburg

/s/ Thomas Martinetz
Prof. Dr. Thomas Martinetz

/s/ Stefan Gehlen
Dr. Stefan Gehlen

Seligman Communications and Information Fund, Inc.
By:	J.&W. Seligman & Co. Incorporated, its investment advisor

By:	/s/ Gregory M. Cote
Name:	Gregory M. Cote
Title:	Senior Vice President

Seligman New Technologies Fund, Inc.
By:	J.&W. Seligman & Co. Incorporated, its investment advisor

By:	/s/ Gregory M. Cote
Name:	Gregory M. Cote
Title:	Senior Vice President

Seligman New Technologies Fund II, Inc.
By:	J.&W. Seligman & Co. Incorporated, its investment advisor

By:	/s/ Gregory M. Cote
Name:	Gregory M. Cote
Title:	Senior Vice President

LAU TECHNOLOGIES

By:	/s/ Paul T. Principato
Name:	Paul T. Principato
Title:	CFO